UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 14, 2003 (October 13, 2003)
Date of Report (Date of earliest event reported)

PEOPLES ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None
(Former name or former address, if changed since last report)

Item 5. Other Events

Peoples Energy Corporation ("Peoples Energy", or the "Company") gave presentations before securities analysts in New York on October 13, 2003 and in Boston on October 14, 2003. The Company, among other things, provided financial guidance for fiscal 2003 and its earnings outlook for fiscal 2004. A live webcast of the analysts presentation on October 13, 2003 at 11:30 a.m. central (12:30 p.m. eastern) was available to the public. The public can listen to the webcast in replay by visiting the "Investors" section of the Peoples Energy website at www.PeoplesEnergy.com and select the Live Webcast icon on the Corporate Overview page.

Exhibit 99.1 contains a copy of the press release issued on October 13, 2003 announcing, among other things, the analysts conferences and earnings guidance for fiscal 2003 and earnings outlook for fiscal 2004.

Exhibit 99.2 contains the information that was disclosed at the analysts presentations.

Item 12. Disclosure of Results of Operation and Financial Condition

On October 13, Peoples Energy issued a press release that stated in part as follows:

Capital expenditures are expected to decline from about $200 million in fiscal 2003 to about $150 million in fiscal 2004.

The company also said that it was on track to report a year of solid earnings for fiscal 2003, with results expected to fall within the lower end of the previously communicated range of $2.85 to $2.95 per share. Peoples Energy will report fiscal 2003 earnings on Friday, October 31, 2003.

"As we close the books on fiscal 2003, earnings per share will certainly exceed the original targets we provided a year ago of $2.70 to $2.80 per share and will show significant improvement over 2002 results," said Thomas M. Patrick, chairman, president, and CEO. "In addition, our common stock dividend was increased to $2.12 per share, and we further strengthened our balance sheet during the past fiscal year.

Forward-Looking Information. This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from expectations because of many uncertainties, including, but not limited to: adverse decisions in proceedings before the Commission concerning the prudence review of the utility subsidiaries' gas purchases; the future health of the United States and Illinois economies; the timing and extent of changes in interest rates and energy commodity prices, including but not limited to the effect of unusually high gas prices on cost of gas supplies, accounts receivable and the provision for uncollectible accounts and interest expense; adverse resolution of material litigation; business and competitive conditions resulting from deregulation and consolidation of the energy industry; effectiveness of the Company's risk management policies and the creditworthiness of customers and counterparties; regulatory developments in the United States, Illinois and other states where the Company does business; changes in the nature of the Company's competition resulting from industry consolidation, legislative change, regulatory change and other factors, as well as action taken by particular competitors; the Company's success in identifying diversified business segment projects on financially acceptable terms and generating earnings from projects in a reasonable time; operational factors affecting the Company's Gas Distribution, Power Generation and Oil and Gas Production segments; Aquila Inc.'s financial ability to perform under its power sales agreements with Elwood Energy LLC; drilling risks and the inherent uncertainty of oil and gas reserve estimates; weather related energy demand; and terrorist activities. Some of the uncertainties that may affect future results are discussed in more detail in Peoples Energy's filings under the Securities Exchange Act of 1934. All forward-looking statements included in this Current Report on Form 8-K are based upon information presently available, and Peoples Energy assumes no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

October 14, 2003	By: /s/ THOMAS A. NARDI
(Date)	Thomas A. Nardi
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated October 13, 2003
99.2	Information disclosed at securities analyst presentation on October 13, 2003